UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 15, 2005

                             SUNCOAST NATURALS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    333-107826             02-0656132
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                            Identification No.)

            5447 NW 42nd Avenue
              Boca Raton, FL                          33496
       Address of principal offices                 Zip Code

Registrant's telephone number including area code: 561-995-4625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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The  following  current  report  under  Section  13 or 15(d)  of the  Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01 Entry into a Material Definitive Agreement

     On August 9, 2005, the Registrant entered into a material definitive Share Exchange Agreement with RADA Technologies, Inc. and the Selling Shareholders of RADA Technologies, Inc. whereby Suncoast Naturals, Inc. will acquire 100% of the capital stock of RADA through the issuance of 18,870,000 Shares of its Common Stock and 10,000 Shares of Class B Preferred Stock, which will have preferential voting rights, to RADA shareholders. RADA has previously acquired the assets of RADA Systems, Inc. (www.RADA -Systems.com), including its physical assets, intellectual property, contracts, and accounts receivable. The Company anticipates that the transaction will be completed within thirty days.

     Until the completion of the transaction there will be no change in voting control of the Registrant or a change in the Board of Directors of the Registrant. However, upon completion of this tranaction, the shareholders of RADA will elect a new Board of Directors of the Registrant, and, through the preferential voting rights granted to holders of the Class B Preferred Stock, will be able to exercise majority voting control of the Registrant subsequent to the completion of the transaction.

     The terms of this Agreement are set forth in their entirety in Exhibit 99.1 of this Report.

Item 5.03. Amendments to the Articles of Incorporation or By-Laws

     On August 14, 2005, the Company's Board of Directors approved an Amendment to the Company's ByLaws to provide for the number of members of the Board of Directors to be fixed at three. The purpose of the amendment was to align Company's corporate structure to facilitate the previously-announced acquisition of RADA Technologies, Inc. which, when completed, will result in a new Board of Directors being appointed by the present shareholders of RADA Technologies.


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     The  Amendment  was  subsequently  approved  and  ratified  by holders of a majority of the shares of Common Stock of the Corporation, acting upon written consent in lieu of a Special Meeting of Shareholders, in accordance with the provisions of the Corporation's Bylaws and the Corporation Law of the State of Delaware. The Amendment takes effect immediately.


Item 7.01 Regulation FD Disclosure

     (i) On August 10, 2005, Suncoast Naturals, Inc. (the "Registrant") issued a News Release announcing that it entered into a definitive Share Exchange Agreement with RADA Technologies, Inc. of Doylestown, PA. ("RADA") whereby the Registrant will acquire 100% of the capital stock of RADA through the issuance of 18,870,000 Shares of its Common Stock and 10,000 Shares of Class B Preferred Stock, which, upon issuance, will have preferential voting rights, to RADA shareholders. RADA has previously acquired the assets of RADA Systems, Inc. (www.RADA -Systems.com), including its physical assets, intellectual property, contracts, and accounts receivable.

     As part of this Agreement, on August 12, 2005 the Company entered into a Nomination Agreement with the shareholders of RADA Technologies, Inc. whereby on the date of Closing of the transaction three Directors nominated by the shareholders of RADA Technologies, Inc. will be appointed to the Board of Directors, and the two current members of the Board of Directors will resign.

     (ii) On August 15, 2005, the Company entered into a preliminary agreement to sell its suncare and skincare assets, including its Caribbean Pacific Natural Products, Inc. subsidiary and its "Suncoast Naturals" trade name and formulations, to Suncoast Nutriceuticals, Inc. of Sunny Isles, FL. A definitive Asset Purchase and Sale Agreement is expected to be entered into within ten days.







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                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  August 15, 2005                 SUNCOAST NATURALS, INC.



                                        By:/s/William J. Reilly
                                           WILLIAM J. REILLY
                                           President






















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